UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)...........May 31, 1996

                             NEUROTECH CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                         0-15179                     06-1100063
- - --------                         -------                     ----------
State of Incorporation           Commission File No.         IRS Employer I.D. #

                               139 Florida Street
                          Farmingdale, New York 11735
                          ---------------------------
                    (Address of principal executive offices)

    Registrant's telephone # including area code...............516-694-0026

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     On May 31, 1996, Neurotech Corporation (the "Registrant") issued the press release, which is filed as Exhibit 1 to this Report on Form 8-K and is hereby incorporated by reference.

Exhibit 1. Copy of the Press Release of the Registrant

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Neurotech Corporation

                                           By: /s/  BERNARD ARTZ
                                           -------------------------------------
                                               Bernard Artz
                                               Title: Chairman of the Board

Date: May 31, 1996

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                                    EXHIBIT 1
                                  PRESS RELEASE

                              NEUROTECH CORPORATION
                               2 SEAVIEW BOULEVARD
                         PORT WASHINGTON, NEW YORK 11050

                                       Contact: Bernard Artz
                                                Board Chairman
                                                516-621-5480

FOR IMMEDIATE RELEASE
- - ---------------------

                      NEUROTECH ACQUIRES HOSPITAL AND HOME
                               CARE SERVICE AGENCY

Port Washington, New York -- May 30, 1996 . . . Neurotech Corporation, (Electronic Bulletin Board "NURO" OTC) today announced that it had completed the acquisition of Global Health Enterprises, Inc. ("Global") in a share exchange transaction. Neurotech issued 1 million shares of its common stock in exchange for all the outstanding shares of Global. Global, which is now a wholly owned subsidiary of Neurotech, is the San Antonio, TX based owner and operator of the Mary E. Dickerson Hospital (the "Hospital") located in Jasper, TX. The Hospital is a full service 49 bed facility serving a portion of East Texas. The Hospital had consolidated revenues of approximately $12,400,000 for the year ended December 31, 1995. As an adjunct to the transaction, Neurotech acquired Health Systems Home Care, Inc., a home care services agency associated with the Hospital.

Neurotech recently announced that its newly formed wholly owned subsidiary, Safe Air Technologies, Inc., has exclusive distribution rights worldwide for the sale of ES12R non-ozone depleting refrigerant, and that the product is now officially listed under the Environmental Protection Agency's (EPA) "SNAP" Program (Significant New Alternative Program for refrigerants that are non-ozone depleting), which now permits the product to be for sale in the United States. Safe Air Technologies has now acquired the exclusive manufacturing rights for the product as well, and will be involved in research and development to enhance the product line into related hydrocarbon based refrigerants, propellants and leak detection devices.

Neurotech also announced an increase in its authorized shares from 20 million to 40 million. Neurotech, which currently has 24,455,808 shares outstanding, had consolidated revenues of approximately $380,000 in 1995, primarily from the sale of research equipment by a subsidiary.